As Filed with the Securities and Exchange Commission on November 20, 1997.
                                                  Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                                SCHLUMBERGER N.V.
                             (SCHLUMBERGER LIMITED)
             (Exact name of Registrant as specified in its charter)
      NETHERLANDS ANTILLES                                    52-0684746
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

277 Park Avenue                                          42 rue Saint Dominique
New York, New York,                                       Paris, France 75007
U.S.A. 10172                                                (33-1) 4062-1000
(212) 350-9400
                              Parkstraat 83 2514JG
                                   The Hague,
                                 The Netherlands
                                (31-70) 310-5447
(Address, including Zip Code, and telephone number, including area code, of Registrant's principal executive offices)
                           ---------------------------
                             David S. Browning, Esq.
                          General Counsel and Secretary
                              Schlumberger Limited
                                 277 Park Avenue
                          New York, New York 10172-2066
                                 (212) 350-9400
(Name, address, including Zip Code, and telephone number, including area code, of agent for service)
                           ---------------------------
                                    Copy to:
                                Mark Kessel, Esq.
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                           ---------------------------

         Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                               CALCULATION OF REGISTRATION FEE
================================================================================================================================
      Title of Each Class              Amount           Proposed Maximum            Proposed Maximum            Amount of
        of Securities to               to be             Offering Price                Aggregate              Registration
         be Registered               Registered             per Share                Offering Price              Fee (1)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                        238,812                 (2)                         (2)                  $6,235.16

================================================================================================================================

(1)  Registration fee calculated pursuant to Rule 457(c) based on the average of the high and low sale prices on the New York
     Stock Exchange on November 18, 1997 of $ 86.16 per share.
(2)  Not applicable.

                           ---------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              Subject to Completion
                 Preliminary Prospectus Dated November 20, 1997
PROSPECTUS
                                 238,812 Shares

                                SCHLUMBERGER N.V.
                             (SCHLUMBERGER LIMITED)

                                  Common Stock
                            -------------------------

                  All of the 238,812 shares (the "Shares") of common stock, par value $.01, (the "Common Stock") of Schlumberger N.V. (Schlumberger Limited) ("Schlumberger" or the "Company") offered hereby are being offered (the "Offering") by certain stockholders of the Company named herein (collectively, the "Selling Stockholders") who received such shares that were originally issued in connection with the merger (the "Merger") of Interactive Video Systems, Inc., a Massachusetts corporation ("IVS") with and into a wholly owned subsidiary of the Company on October 29, 1997. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Shares.

                  The Company has been advised by each Selling Stockholder that such Selling Stockholder may sell all or a portion of the Shares offered by or for the account of such Selling Stockholder from time to time through the New York Stock Exchange or any national securities exchange on which the Common Stock is at that time approved for listing and/or private sales, at prices and on terms to be determined at the time of sale, to purchasers directly or through brokers, dealers or agents, who may receive compensation in the form of commissions or concessions. The Selling Stockholders and any brokers, dealers or agents that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any concessions and commissions received by such brokers, dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be commissions under the Securities Act. The aggregate net proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares, less any commissions, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

                  The Common Stock is quoted on the New York Stock Exchange ("NYSE") under the symbol "SLB" and is also listed on the Paris, London, Amsterdam and Swiss stock exchanges. On [Date immediately prior to date of Prospectus], 1997, the closing price of the Common Stock on the NYSE was $______ per share.
                                ----------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION, NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                ----------------

                The date of this Prospectus is ___________, 1997.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person, including each beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all documents that are incorporated herein by reference (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Secretary, Schlumberger Limited, 277 Park Avenue, New York, New York 10172-0266, telephone (212) 350-9400. In order to insure timely delivery of the documents, any request should be made by no later than five business days prior to the date on which such person must make a final investment decision.

                    -----------------------------------------

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied, at prescribed rates, at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained, at prescribed rates, by writing to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the worldwide web site maintained by the Commission at "http://www.sec.gov". In addition, the Company's Common Stock is quoted on the New York Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement. Statements contained in the Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference to such contract, agreement or other document. The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents have been filed with the Commission (Commission file number 1-4601) pursuant to the Exchange Act and are hereby incorporated by reference:

    (i) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

    (iii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997; and

    (iv) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from their respective dates of filing. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   THE COMPANY

                  The Company, through its subsidiaries, engages in the following businesses: (i) Oilfield Services, offering exploration and production services to the petroleum industry throughout the world in its search for and recovery of oil and gas; (ii) Measurement and Systems, consisting of Resource Management Services, (metering equipment and systems & services) and, Test & Transactions (Electronic Transactions and Automatic Test Equipment), and (iii) Omnes, which, through a joint venture formed with Cable & Wireless plc, provides communications and information technology solutions to oil and gas companies and to companies with operations in remote locations.

                  The Company is a Netherlands Antilles corporation that was organized in 1956. The Company's principal executive offices are located at 42, rue Saint Dominique, Paris 75007, France, telephone (33-1) 4062-1000; 277 Park Avenue, New York, New York 10172-0266, telephone (212) 350-9400; and Parkstraat 83 2514JG - The Hague, The Netherlands, telephone (31-70) 310-5447.

                                 USE OF PROCEEDS

                  The Company will receive no proceeds from the sale of Shares by the Selling Stockholders.

                             SELECTED FINANCIAL DATA
                                 OF SCHLUMBERGER
                      (In thousands, except per share data)

                  The selected consolidated financial data in the table below as of and for each of the years in the five-year period ended December 31, 1996 have been derived from audited consolidated financial statements of Schlumberger previously filed with the Commission. The income statement and balance sheet information for Schlumberger as of and for the nine months ended September 30, 1996 and 1997 is unaudited, but in the opinion of Schlumberger management reflects all adjustments necessary for a fair presentation of such data. The results of operations for any interim period are not necessarily indicative of results of operations for the fiscal year. The following information should be read in conjunction with the consolidated financial statements and related notes of Schlumberger included, or incorporated by reference, in its periodic reports filed under the Exchange Act that are incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                                                                                                              Nine Months Ended
                                                       Year Ended December 31,                                  September 30,

                               1992          1993              1994            1995          1996            1996            1997
                               ----          ----              ----            ----          ----            ----            ----

Selected Consolidated
Operating Data:
Total revenue               $6,454,998    $6,804,267        $6,780,743      $7,713,230    $9,025,665      $6,492,000      $7,812,638
Total expenses               5,793,395     6,221,504         6,244,666       7,064,073     8,174,182       5,895,580       6,889,620
Income from continuing
  operations                   661,603       582,763(1)        536,077         649,157       851,483         596,420         923,018
Income per share-- (2)
    continuing operations        $1.38         $1.20(1)          $1.10           $1.33         $1.74           $1.22           $1.87
Dividends declared
  per share-- (2)                $0.60         $0.60             $0.60           $0.71         $0.75           $0.56           $0.56




                                                              December 31,                                             September 30,
                               1992          1993              1994            1995          1996            1996            1997
                               ----          ----              ----            ----          ----            ----            ----

Selected Consolidated
Balance Sheet Data:
Total assets                $7,006,705    $7,916,947        $8,322,099      $8,910,100    $10,325,051     $9,772,739     $11,503,447
Long-term debt                 374,336       446,942           394,167         613,404        637,203        613,613         856,627
Stockholders' equity         4,230,806     4,406,340         4,582,954       4,964,017      5,626,380      5,422,555       6,366,851




(1)      Income from continuing operations excludes the cumulative effect of a change in accounting principle related to post retirement benefits which resulted in a charge of $248 million ($0.51 per share).
(2)      Adjusted for two-for-one stock split on June 2, 1997.

                              SELLING STOCKHOLDERS

                  This Prospectus covers the offer and sale by each Selling Stockholder of Common Stock owned by such Selling Stockholder. Set forth below are the names of each Selling Stockholder, (none of whom held any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates), the number of Shares beneficially owned by each Selling Stockholder, the number of Shares that may be offered and sold by or on behalf of each Selling Stockholder hereunder and the amount of Shares to be owned by each Selling Stockholder upon the completion of the Offering if all Shares offered by such Selling Stockholder are sold. Any or all of the Shares listed below under the heading "Shares to be Sold" may be offered for sale by or on behalf of the Selling Stockholders.

                  Each of the Selling Stockholders listed below acquired the Shares hereby offered for sale in the Merger on October 29, 1997.

                                                      Shares Beneficially
                                                         Owned Prior to                                Shares Beneficially
                                                            Offering                Shares            Owned After Offering

              Selling Stockholders                   Number        Percent        to be Sold        Number            Percent

Tumer Revis (1).................................           214        *                    214         0                --
Reprise Holdings (1)...........................             85        *                     85         0                --
Charles River Partnership V (1).................         7,906        *                  7,906         0                --
Venture Founders Capital                                                                                                --
     Limited Partnership (1)....................        20,134        *                 20,134         0                --
MD. Co..........................................       115,850        *                115,850         0                --
First Stage Capital Limited Partnership (1).....        36,167        *                 36,167         0                --
Zero Stage Capital (1)..........................           579        *                    579         0                --
Zero Stage Capital V Limited
   Partnership (1)..............................         6,537        *                  6,537         0                --
Massachusetts Technology
     Development Co.............................        29,137        *                 29,137         0                --
MTDC/Commonwealth Fund..........................         9,075        *                  9,075         0                --
PRIT Fund.......................................           639        *                    639         0                --
MTDC/Banc Boston Investment, Inc................         1,582        *                  1,582         0                --
MTDC/Fleet Growth Resources, Inc................         1,582        *                  1,582         0                --
Golden Gate Development and
     Investment Ltd Partners (1)................         3,975        *                  3,975         0                --
Donald Yansen...................................            11        *                     11         0                --
Thorlief Knutrud................................            37        *                     37         0                --
Eutimio Saporetti...............................            11        *                     11         0                --
Hans Bengtsson..................................             1        *                      1         0                --
Charles C. Evans................................            11        *                     11         0                --
Barry Feldman...................................             7        *                      7         0                --
Daniel J. Stevens...............................             1        *                      1         0                --

                                        7

                                                      Shares Beneficially
                                                         Owned Prior to                                Shares Beneficially
                                                            Offering                Shares            Owned After Offering

Hans F. Hoyer...................................         1,903        *                  1,903         0                --
Robert Van Dyke.................................             7        *                      7         0                --
Todd J. Rhodes..................................            71        *                     71         0                --
Robert J. Ventura...............................            11        *                     11         0                --
Angstrom Measurements, Inc......................         3,194        *                  3,194         0                --
Michael A. Ward.................................            14        *                     14         0                --




*The percentage of Shares beneficially owned does not exceed one percent of the outstanding shares of Common
Stock.

(1) Certain of the Selling Stockholders are partnerships or limited partnerships and may distribute all or a portion of the Shares to their partners or limited partners, as the case may be. Such partners or limited partners shall be deemed Selling Stockholders for the purpose of sale of Shares pursuant to this Registration Statement.

                              PLAN OF DISTRIBUTION

                  The Selling Stockholders have provided the Company with the following information concerning the reoffer and resale of the Shares. Sales of the Shares by the Selling Stockholders may be made from time to time in one or more transactions, including block transactions, on the NYSE or any other exchange or quotation system on which the Shares may be listed or quoted pursuant to and in accordance with the applicable rules of the exchanges, or in the over the counter market, in negotiated transactions or in a combination of any such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be offered directly, by any bona fide pledgee, to or through agents designated from time to time, or to or through brokers or dealers, or through any combination of these methods of sale. Such agents, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealer may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). A member firm of an exchange may be engaged to act as an agent in the sale of Shares by the Selling Stockholders. The aggregate net proceeds to the Selling Stockholders from the sale of the Shares offered by the Selling Stockholders hereby will be the purchase price of such Shares, less any commissions, if any, and other expenses of issuance and distribution not borne by the Company.

                  Any Selling Stockholder may pledge all or a part of the Shares held by such Selling Stockholder to one or more banks or brokerage houses as collateral for loans to such Selling Stockholder. In the event of a default under a loan to a Selling Stockholder, which loan is secured by the pledge of Shares the resale of which is registered hereby, the lender will have the ability to cause such Selling Stockholder to sell such Shares pursuant to the registration statement of which this Prospectus forms a part. The Shares may be sold from time to time to purchasers directly by the Selling Stockholder at the direction of such lender or lenders or otherwise. Alternatively, the Selling Stockholders, at the direction of such lender or lenders or otherwise, may from time to time offer the Shares through dealers or agents who may receive compensation as described above.

                  The Selling Stockholders and any brokers, dealers or agents that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any concessions and commissions received by such brokers, dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be commissions under the Securities Act.

                  The Company has agreed to bear all reasonable expenses (other than any commissions or discounts of dealers or agents or brokers' fees and the fees and expenses of their counsel) in connection with the registration of the Shares being offered by the Selling Stockholders hereby.

                  No broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares to which this Prospectus relates.

Transfer Agent and Registrar

                  The transfer agent and registrar for the Common Stock is BankBoston of Boston, Massachusetts.


                                  LEGAL MATTERS

                  Certain legal matters with respect to the legality of the issuance of the Common Stock offered hereby will be passed upon for the Company by James Gunderson, Deputy General Counsel of the Company. As of the date of this Prospectus Mr. Gunderson had beneficial ownership of 7,084 shares of Common Stock.


                                     EXPERTS

                  The audited Consolidated Financial Statements and schedules of the Company that are incorporated by reference into this Prospectus have been audited by Price Waterhouse LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

------------------------------------------------       -------------------------
------------------------------------------------       -------------------------

No person is authorized in connection with
any offering made hereby to give any
information or to make any representation not
contained or incorporated by reference in this
Prospectus and, if given or made, such                       238,812 Shares
information or representation must not be                 SCHLUMBERGER N.V..
relied upon as having been authorized by the            (SCHLUMBERGER LIMITED)
Company.  This Prospectus does not                           Common Stock
constitute an offer to sell or a solicitation of
an offer to buy any security other than the
shares of Common Stock offered hereby, nor
does it constitute an offer to sell or a
solicitation of an offer to buy any of the
securities offered hereby to any person in any
jurisdiction in which it is unlawful to make                --------------
such an offer or solicitation to such person.                 PROSPECTUS
Neither the delivery of this Prospectus nor                 --------------
any sales or exchanges made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


             -----------------

             TABLE OF CONTENTS
                                            Page
                                            ----
Available Information      .................. 2
Incorporation of Certain
   Documents by Reference  .................. 3              __________, 1997
The Company  ................................ 4
Use of Proceeds.............................. 4
Selected Financial
   Data of Schlumberger...................... 5
Selling Stockholders......................... 6
Plan of Distribution......................... 8
Legal Matters................................ 9
Experts...................................... 9



------------------------------------------------       -------------------------
------------------------------------------------       -------------------------

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

                  The following expenses, other than the Securities and Exchange Commission registration fee, are estimated. All such expenses of the offering (other than $2,000 of Legal Fees and Expenses which shall be paid by the Selling Stockholders) will be paid by the Company.

  SEC Registration Fee................................................$ 6,235.16
  Legal Fees and Expenses..............................................18,000.00
  Accounting Fees and Expenses.........................................10,000.00
  Blue Sky Fees and Expenses............................................1,000.00
                                                                        --------
      Total.........................................................  $35,235.16
                                                                      ==========

Item 15.  Indemnification of Directors and Officers

                  Article IX, Section 7 of Schlumberger's Deed of Incorporation and Article V of Schlumberger's By-Laws provide that:

                  Schlumberger shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Schlumberger) by reason of the fact that he is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Schlumberger, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Schlumberger shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Schlumberger to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Schlumberger and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to Schlumberger for improper conduct unless and only to the extent that the court in which such action or suit was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, judgments, fines and amounts paid in settlement which the court in which the action or suit was brought or such other court having appropriate jurisdiction shall deem proper.

                  To the extent that a director, officer, employee or agent of Schlumberger has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the two preceding paragraphs, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Any indemnification under the two preceding paragraphs (unless ordered by a court) shall be made by Schlumberger only as authorized by contract approved, or by by-laws, resolution or other action adopted or taken, by the Board of Directors or by the stockholders.

                  Expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by Schlumberger in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Schlumberger as authorized by Article V of the By-Laws or Article IX, Section 7 of the Deed of Incorporation.

                  The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of Article V of the By-Laws and Article IX, Section 7 of the Deed of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Schlumberger shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Schlumberger, or is or was serving at the request of Schlumberger as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Schlumberger would have the power to indemnify him against such liability under the provisions of Article V of the By-Laws or Article IX,
Section 7 of the Deed of Incorporation.

                  For purposes of Article V of the By-Laws and Article IX,
Section 7 of the Deed of Incorporation, reference to Schlumberger shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of Article V of the By-Laws and Article IX, Section 7 of the Deed of Incorporation with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  In addition, Schlumberger maintains directors' and officers' liability insurance which insures against liabilities that the officers and directors of Schlumberger may incur in such capacities.

Item 16.  Exhibits

                  Exhibits:

                           3.1 Deed of Incorporation of the Company, as amended April 29, 1997. Incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31, 1997.

                           3.2 By-Laws of the Company, as last amended on October 20, 1993. Incorporated by reference to Exhibit 3 to the Company's Form 10-K for fiscal year ended December 31, 1993.
 .

                           5.1      Opinion of James Gunderson.

                           23.1     Consent of Independent Accountants.

                           23.2     Consent of James Gunderson (included in
                                    Exhibit 5.1).

                           24.1     Powers of Attorney of the Registrant.


Item 17.  Undertakings

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, That paragraphs (a)(1)(i) and
                  (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant, Schlumberger N.V. (Schlumberger Limited), a corporation organized and existing under the laws of the Netherlands Antilles, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of November 1997.


                                            SCHLUMBERGER N.V.
                                            (SCHLUMBERGER
                                            LIMITED)

                                            By    /s/ Arthur Lindenauer
                                                  ___________________________
                                                Name: Arthur Lindenauer
                                                Title: Executive Vice
                                                       President --Finance;
                                                       Chief Financial
                                                       Officer and Chief
                                                       Accounting Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


  Signature                             Title                     Date

                          Director, Chairman,
____________*__________   President and Chief Executive
      D. Euan Baird       Officer;                             November 20, 1997

                          Executive Vice President--Finance;
  /s/ Arthur Lindenauer   Chief Financial Officer and Chief
_______________________
    Arthur Lindenauer     Accounting Officer                   November 20, 1997

____________*__________
     Don E. Ackerman      Director                             November 20, 1997

____________*__________
     Denys Henderson      Director                             November 20, 1997

____________*__________
     Andre Levy-Lang      Director                             November 20, 1997

____________*__________
William T. McCormick, Jr. Director                             November 20, 1997

  Signature                             Title                     Date

____________*__________
   Didier Primat          Director                             November 20, 1997

____________*__________
   Sven Ullring           Director                             November 20, 1997

____________*__________
  Nicolas Seydoux         Director                             November 20, 1997

____________*__________
  Linda G. Stuntz         Director                             November 20, 1997

____________*__________
Yoshihiko Wakumoto        Director                             November 20, 1997

____________*__________
    John Deutch           Director                             November 20, 1997

/s/ James Gunderson
_______________________
  James Gunderson
  Attorney-in-fact                                             November 20, 1997

                                Index to Exhibits

FIX
Exhibit
  No.           Description of Document

3.1             Deed of Incorporation of the Company, as amended
                April 29, 1997. Incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31, 1997.

3.2             By-Laws of the Company, as last amended on October
                20, 1993.  Incorporated by reference to Exhibit 3 to the
                Company's Form  10-K for fiscal year ended December
                31, 1993.
 .
5.1*            Opinion of James Gunderson.


23.1*           Consent of Independent Accountants.


23.2*           Consent of James Gunderson (included in Exhibit 5.1).


24.1*           Powers of Attorney of the Registrant.



_______________
*Filed herewith